Exhibit 99.1

Press Release

BSY Investor Contact:
Eric Boyer
Investor Relations Officer
ir@bentley.com

Bentley Systems Announces Operating Results for the First Quarter of 2023
EXTON, Pa. – May 9, 2023 – Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced operating results for its first quarter ended March 31, 2023.

First Quarter 2023 Financial Results

•Total revenues were $314.4 million, up 14.1% or 17.1% on a constant currency basis, year-over-year;
•Subscriptions revenues were $277.8 million, up 15.2% or 18.0% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) was $1,071.0 million as of March 31, 2023, representing a constant currency ARR growth rate of 13% from March 31, 2022;
•Last twelve-month recurring revenues dollar-based net retention rate was 110%, compared to 108% for the same period last year;
•Operating income margin was 20.9%, compared to 20.5% for the same period last year;
•Adjusted operating income inclusive of stock-based compensation expense (“Adjusted OI w/SBC”) margin was 28.8%, compared to 28.4% for the same period last year;
•Net income per diluted share was $0.14, compared to $0.18 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.25, consistent with the same period last year; and
•Cash flow from operations was $176.2 million, compared to $101.7 million for the same period last year.

CEO Greg Bentley said, “Our robust operating results for 23Q1 continue to demonstrate the resilience of our end-markets, the predictability of our accretive business model, and the consistency of our execution. Most notably, ARR growth (year-over-year business performance, in constant currency) accelerated to 13%. Among infrastructure sectors, the trends were consistent with the previous quarter, with very strong growth in resources, strong growth in public works / utilities, solid growth in industrial, and commercial / facilities flat. Application consumption seasonally regained growth momentum, and our E365 and Virtuosity initiatives continue their upward inflection.

For the most part regions performed as expected, with continued strong growth in India and continued solid growth in Europe, as well as solid growth in the Americas. In China this first quarter was better than in recent years, but our strategic shift there towards more localized indirect go-to-market structure, and to on-premise perpetual licenses, will lead to an increasing ARR headwind.

In sum, our strong start to 2023 serves to enhance confidence in our annual financial outlook.”

CFO Werner Andre said, “We believe our 2023 financial outlook is appropriately balanced between our favorable business momentum and a cautious approach towards China and the commercial / facilities sector, due to geopolitical and macro uncertainties. In our initial quarter with this as a key profitability metric, we met our expectations for Adjusted operating income inclusive of stock-based compensation expense margin. Moreover, 22Q4 timing shortfalls in our operating cash flows were fully offset in early 2023, resulting in 23Q1 being a strong cash flow quarter. However, given the current interest rate and tax environment, on a trailing twelve-month basis we anticipate cash flow from operations at an approximately 80% conversion rate from Adjusted EBITDA, consistent with prior guidance.”

Recent Financial Developments

For the three months ended March 31, 2023, to offset dilution from stock-based compensation, we spent approximately $20.9 million on de-facto share repurchases associated mainly with deferred compensation plan distributions.

Operating Results Call Details

Bentley Systems will host a live Zoom video webinar on May 9, 2023 at 8:15 a.m. Eastern time to discuss operating results for its first quarter ended March 31, 2023.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://us06web.zoom.us/webinar/register/WN_OZ8XitGTQ5mR60Ty0Xrc_g. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at
https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this operating results press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non-GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations; those rules require the supplemental explanations and reconciliations that are in Bentley Systems Form 8-K (Quarterly Earnings Release) furnished to the SEC.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial position, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings, powered by the iTwin Platform for infrastructure digital twins, include MicroStation and Bentley Open applications for modeling and simulation, Seequent’s software for geoprofessionals, and Bentley Infrastructure Cloud encompassing ProjectWise for project delivery, SYNCHRO for construction management, and AssetWise for asset operations. Bentley Systems’ 5,000 colleagues generate annual revenues of more than $1 billion in 194 countries.
www.bentley.com

© 2023 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, Bentley Infrastructure Cloud, Bentley Open, iTwin, MicroStation, ProjectWise, Seequent, SYNCHRO, and Virtuosity, are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$93,567	$71,684
Accounts receivable	285,192	296,376
Allowance for doubtful accounts	(8,036)	(9,303)
Prepaid income taxes	21,169	18,406
Prepaid and other current assets	39,849	38,732
Total current assets	431,741	415,895
Property and equipment, net	33,038	32,251
Operating lease right-of-use assets	38,946	40,249
Intangible assets, net	283,969	292,271
Goodwill	2,247,797	2,237,184
Investments	32,010	22,270
Deferred income taxes	52,484	52,636
Other assets	68,037	72,249
Total assets	$3,188,022	$3,165,005
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,781	$15,176
Accruals and other current liabilities	420,935	362,048
Deferred revenues	234,775	226,955
Operating lease liabilities	14,147	14,672
Income taxes payable	14,862	4,507
Current portion of long-term debt	6,250	5,000
Total current liabilities	719,750	628,358
Long-term debt	1,668,781	1,775,696
Deferred compensation plan liabilities	80,674	77,014
Long-term operating lease liabilities	26,651	27,670
Deferred revenues	15,972	16,118
Deferred income taxes	46,564	51,235
Income taxes payable	8,127	8,105
Other liabilities	7,313	7,355
Total liabilities	2,573,832	2,591,551
Stockholders’ equity:
Common stock	2,915	2,890
Additional paid-in capital	1,060,842	1,030,466
Accumulated other comprehensive loss	(89,374)	(89,740)
Accumulated deficit	(360,897)	(370,866)
Non-controlling interest	704	704
Total stockholders’ equity	614,190	573,454
Total liabilities and stockholders’ equity	$3,188,022	$3,165,005

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Subscriptions	$277,845	$241,233
Perpetual licenses	9,547	10,205
Subscriptions and licenses	287,392	251,438
Services	27,019	24,079
Total revenues	314,411	275,517
Cost of revenues:
Cost of subscriptions and licenses	40,931	33,727
Cost of services	26,253	22,058
Total cost of revenues	67,184	55,785
Gross profit	247,227	219,732
Operating expense (income):
Research and development	67,800	61,273
Selling and marketing	52,141	45,945
General and administrative	46,807	51,154
Deferred compensation plan	4,146	(5,138)
Amortization of purchased intangibles	10,548	9,906
Total operating expenses	181,442	163,140
Income from operations	65,785	56,592
Interest expense, net	(11,092)	(6,748)
Other income, net	289	10,347
Income before income taxes	54,982	60,191
Provision for income taxes	(9,492)	(3,231)
Loss from investments accounted for using the equity method, net of tax	—	(572)
Net income	$45,490	$56,388
Per share information:
Net income per share, basic	$0.15	$0.18
Net income per share, diluted	$0.14	$0.18
Weighted average shares, basic	310,758,802	307,969,672
Weighted average shares, diluted	331,251,884	331,330,256

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net income	$45,490	$56,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,057	17,212
Deferred income taxes	(4,178)	9,042
Stock-based compensation expense	19,484	15,099
Deferred compensation plan	4,146	(5,138)
Amortization of deferred debt issuance costs	1,823	1,778
Change in fair value of derivative	4,489	(12,084)
Foreign currency remeasurement loss	1,018	1,677
Other non-cash items, net	(4,411)	(114)
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	15,420	8,691
Prepaid and other assets	12,137	5,718
Accounts payable, accruals, and other liabilities	53,127	26,791
Deferred revenues	1,942	(12,515)
Income taxes payable, net of prepaid income taxes	7,679	(10,814)
Net cash provided by operating activities	176,223	101,731
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(4,284)	(4,176)
Proceeds from sale of aircraft	—	2,380
Acquisitions, net of cash acquired	(10,299)	(695,968)
Purchases of investments	(6,178)	(2,811)
Net cash used in investing activities	(20,761)	(700,575)
Cash flows from financing activities:
Proceeds from credit facilities	117,139	563,912
Payments of credit facilities	(223,124)	(123,696)
Repayments from term loan	(1,250)	(1,250)
Payments of contingent and non-contingent consideration	(249)	(2,721)
Payments of dividends	(14,522)	(8,528)
Proceeds from stock purchases under employee stock purchase plan	4,557	4,611
Proceeds from exercise of stock options	4,202	2,768
Payments for shares acquired including shares withheld for taxes	(20,948)	(35,117)
Other financing activities	(46)	(48)
Net cash (used in) provided by financing activities	(134,241)	399,931
Effect of exchange rate changes on cash and cash equivalents	662	(807)
Increase (decrease) in cash and cash equivalents	21,883	(199,720)
Cash and cash equivalents, beginning of year	71,684	329,337
Cash and cash equivalents, end of period	$93,567	$129,617

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except share and per share data)
(unaudited)

Reconciliation of operating income to Adjusted OI w/SBC and to Adjusted operating income:

	Three Months Ended
	March 31,
	2023	2022
Operating income	$65,785	$56,592
Amortization of purchased intangibles	13,735	12,928
Deferred compensation plan	4,146	(5,138)
Acquisition expenses	8,777	13,997
Realignment expenses (income)	(1,979)	—
Adjusted OI w/SBC	90,464	78,379
Stock-based compensation expense	19,198	14,953
Adjusted operating income	$109,662	$93,332

Reconciliation of net income to Adjusted net income:

	Three Months Ended
	March 31,
	2023		2022
	$	EPS(1)	$	EPS(1)
Net income	$45,490	$0.14	$56,388	$0.18
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	13,735	0.04	12,928	0.04
Stock-based compensation expense	19,198	0.06	14,953	0.05
Deferred compensation plan	4,146	0.01	(5,138)	(0.02)
Acquisition expenses	8,777	0.03	13,997	0.04
Realignment expenses (income)	(1,979)	(0.01)	—	—
Other income, net	(289)	—	(10,347)	(0.03)
Total non-GAAP adjustments, prior to income taxes	43,588	0.13	26,393	0.08
Income tax effect of non-GAAP adjustments	(7,389)	(0.02)	(3,577)	(0.01)
Loss from investments accounted for using the equity method, net of tax	—	—	572	—
Adjusted net income(2)(3)	$81,689	$0.25	$79,776	$0.25

Adjusted weighted average shares, diluted	331,251,884		331,330,256

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Total Adjusted EPS for the three months ended March 31, 2022 has been corrected to reflect the dilutive effect of convertible senior notes.
(3)Adjusted EPS numerator includes $1,717 and $1,695 for the three months ended March 31, 2023 and 2022, respectively, related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.

Reconciliation of cash flow from operations to Adjusted EBITDA:

	Three Months Ended
	March 31,
	2023	2022
Cash flow from operations	$176,223	$101,731
Cash interest	10,473	5,296
Cash taxes	6,033	5,968
Cash deferred compensation plan distributions	421	—
Cash acquisition expenses	11,053	17,466
Changes in operating assets and liabilities	(88,299)	(33,139)
Other(1)	(1,920)	294
Adjusted EBITDA	$113,984	$97,616

(1) Includes (receipts) payments related to interest rate swap.